   As filed with the Securities and Exchange Commission on December 10, 1996.
                              Subject to amendment.
                                                    Registration No. __________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ---------------------
                           QUINTEL ENTERTAINMENT, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                               22-3322277
(State or other jurisdic-                                  (I.R.S. Employer
 tion of incorporation                                     Identification No.)
    or organization)
                             ---------------------
                               One Blue Hill Plaza
                           Pearl River, New York 10965
                    (Address of principal executive offices)

                             ---------------------
                           QUINTEL ENTERTAINMENT, INC.
                             1996 STOCK OPTION PLAN

                            (Full title of the plan)

                             ---------------------

                               JEFFREY L. SCHWARTZ
                      Chairman and Chief Executive Officer
                           Quintel Entertainment, Inc.
                               One Blue Hill Plaza
                           Pearl River, New York 10965
                                 (914) 620-1212
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             ---------------------
                                    Copy to:
                             MURRAY L. SKALA, ESQ.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022

                             ---------------------
        Approximate date of commencement of proposed sale to the public:
                           From time to time after the
                    Registration Statement becomes effective.
                             ---------------------

                         CALCULATION OF REGISTRATION FEE


                                              Proposed       Proposed
   Title of                                    maximum        maximum
  securities                 Amount           offering       aggregate    Amount of
   to be                     to be             price         offering    registration
  registered               registered        per share*       price*        fee
  ----------               ----------        ----------       ------        ---
  Common Stock               500,000           $7.25        $3,625,000    $1,098.48
  ($.001 par                 shares
  value)


* Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 500,000 shares of Common Stock by $7.25, the average of the bid and ask prices of the shares of Common Stock on the Nasdaq National Market on December 6, 1996, as reported by the National Association of Securities Dealers Automated Quotation System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Quintel Entertainment, Inc., a Delaware corporation (referred to herein as either the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1995.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ending February 29, May 31 and August 31, 1996, as well as a Current Report on Form 8-K, filed with the Commission on May 21, 1996.

         (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 23, 1995 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934. See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

         Mark Gutterman, a director of the Company and a partner in the firm of Feldman, Gutterman, Meinberg & Co., one of the Company's accountants, has been granted by the Company options to purchase up to 20,000 shares of the Company's Common Stock at varying exercise prices.

         Murray L. Skala, a director of the Company and a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, the Company's legal counsel, has been granted by the Company options to purchase up to 30,000 shares of the Company's Common Stock at varying exercise prices.

Item 6.  Indemnification of Officers and Directors.

         The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Number                                      Description of Exhibit
------                                      ----------------------

4*                                          Copy of the Plan, as amended

5                                           Opinion of Feder, Kaszovitz,
                                            Isaacson, Weber, Skala & Bass LLP

23(i)                                       Consent of Coopers & Lybrand L.L.P.

23(ii)                                      Consent of Feder, Kaszovitz,
                                            Isaacson, Weber, Skala & Bass LLP
                                           (contained in Exhibit 5)

----------------
* The Plan document has been revised to provide for 500,000 shares under the Plan rather than 1,250,000 shares, the number of shares mistakenly included in the Plan document, originally filed with the Commission on August 20, 1996. In addition, Section 6 of the Plan document has been revised to reflect that non-employee directors will only receive an automatic grant of 25,000 shares upon becoming a director if they had not already received such grant under other stock option plans of the Company. Such changes conform the Plan with the proxy materials related thereto filed with the Commission on August 20, 1996.

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, indemnification agreement, insurance or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 10th day of December, 1996.

                           QUINTEL ENTERTAINMENT, INC.

                           By: /s/ Jeffrey L. Schwartz
                               -------------------------------
                               Jeffrey L. Schwartz
                               Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                              TITLE                                  DATE
    ---------                              -----                                  ----

/s/ Jeffrey L. Schwartz                    Chairman, Chief Executive
----------------------                     Officer and Director
Jeffrey L. Schwartz                        (Principal Executive Officer)          December 10, 1996


/s/ Jay Greenwald                          President, Chief Operating
----------------------                     Officer and Director                   December 10, 1996
Jay Greenwald

/s/ Raymond J. Richter                     Chief Financial Officer
----------------------                     and Treasurer (Principal
Raymond J. Richter                         Financial and Accounting
                                           Officer)                               December 10, 1996


/s/ Claudia Newman Hirsch                  Executive Vice President
----------------------                     and Director                           December 10, 1996
Claudia Newman Hirsch


/s/ Andrew Stollman                        Senior Vice President,
----------------------                     Secretary and Director                 December 10, 1996
Andrew Stollman


/s/ Michael G. Miller                      Director                               December 10, 1996
----------------------
Michael G. Miller

/s/ Murray L. Skala                        Director                               December 10, 1996
----------------------
Murray L. Skala

/s/ Mark Gutterman                         Director                               December 10, 1996
----------------------
Mark Gutterman

/s/ Edwin A. Levy                          Director                               December 10, 1996
----------------------
Edwin A. Levy

/s/ Vincent Tese                           Director                               December 10, 1996
----------------------
Vincent Tese

/s/ Steven Feder                           Director                               December 10, 1996
---------------------
Steven Feder

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 10th day of December, 1996.

                           QUINTEL ENTERTAINMENT, INC.

                           By:
                               ------------------------------------
                               Jeffrey L. Schwartz
                               Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                       TITLE                                             DATE
    ---------                       -----                                             ----

                                    Chairman, Chief Executive
-----------------------             Officer and Director
Jeffrey L. Schwartz                 (Principal Executive Officer)                     December 10, 1996


                                    President, Chief Operating
-----------------------             Operating Officer and
Jay Greenwald                       Director                                          December 10, 1996


                                    Chief Financial Officer
-----------------------             and Treasurer (Principal
Raymond J. Richter                  Financial and Accounting
                                    Officer)                                          December 10, 1996


                                    Executive Vice President
-----------------------             and Director                                      December 10, 1996
Claudia Newman Hirsch


                                    Senior Vice President,
-----------------------             Secretary and Director                            December 10, 1996
Andrew Stollman


                                    Director                                          December 10, 1996
-----------------------
Michael G. Miller

                                    Director                                          December 10, 1996
-----------------------
Murray L. Skala

                                    Director                                          December 10, 1996
-----------------------
Mark Gutterman

                                    Director                                          December 10, 1996
-----------------------
Edwin A. Levy

                                    Director                                          December 10, 1996
-----------------------
Vincent Tese

                                    Director                                          December 10, 1996
-----------------------
Steven Feder

                                INDEX TO EXHIBITS

Number               Description of Exhibit
------               ----------------------

 4*                  Copy of the Plan, as amended

 5                   Opinion of Feder, Kaszovitz,
                     Isaacson, Weber, Skala & Bass LLP

23(i)                Consent of Coopers & Lybrand L.L.P.

23(ii)               Consent of Feder, Kaszovitz,
                     Isaacson, Weber, Skala & Bass LLP
                     (contained in Exhibit 5)

----------------
* The Plan document has been revised to provide for 500,000 shares under the Plan rather than 1,250,000 shares, the number of shares mistakenly included in the Plan document, originally filed with the Commission on August 20, 1996. In addition, Section 6 of the Plan document has been revised to reflect that non-employee directors will only receive an automatic grant of 25,000 shares upon becoming a director if they had not already received such grant under other stock option plans of the Company. Such changes conform the Plan with the proxy materials related thereto filed with the Commission on August 20, 1996.